EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our audit report dated December 15, 2025, with respect to the financial statements of Maywood Acquisition Corp. 2 for the period ended June 30, 2025, in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

February 6, 2026